UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2026

Longevity Health Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40228 (Commission File Number)	86-1645738 (IRS Employer Identification No.)
2403 Sidney Street, Suite 300
Pittsburgh, Pennsylvania		15203
(Address of Principal Executive Offices)		(ZipCode)

Registrant’s Telephone Number, Including Area Code: (412) 894-8248

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement

The Purchase Agreement and the Note
On August 31, 2026, Longevity Health Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Puritan Partners LLC (“Puritan”), an existing investor in the Company, pursuant to which the Company issued and sold to Puritan a 10% Senior Secured Convertible Note due February 29, 2028, in the original principal amount of $416,667 (the “Note”), reflecting a 10% original issue discount, for a purchase price of $375,000. The proceeds from the Note will be used for working capital purposes to the extent not in contravention of the Settlement Agreement, dated August 13, 2026, by and among the Company, Puritan and Carmel Regen Med Corporation, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2026.

The Purchase Agreement contemplates that, subject to the satisfaction of certain conditions specified therein, including effectiveness of a registration statement covering an agreed-upon multiple of the shares of common stock underlying the Note and the absence of any default or event of default under the Note, the Company may issue to Puritan (i) a second 10% Senior Secured Convertible Note in an aggregate principal amount of up to $138,889 and (ii) at Puritan’s sole discretion, a third 10% Senior Secured Convertible Note in an aggregate principal amount of up to $138,889, in each case bearing a 10% original issue discount and otherwise on substantially the terms as the Note (except for the issuance and maturity dates).

Terms of the Note
The Note bears interest at 10% per annum, is payable monthly in cash, and matures on February 29, 2028. The Note is convertible at any time, in whole or in part, at the option of the holder thereof, into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a fixed conversion price of $0.50 per share (the “Conversion Price”), subject to customary adjustments. If the closing trading price of the Common Stock is below the Conversion Price on the applicable conversion date, the holder may elect to convert at an alternative conversion price equal to 80% of the average of the closing trade prices of the Common Stock for the five trading days immediately preceding the conversion date. The number of shares of Common Stock to be issued upon conversion of the Note is subject to a beneficial ownership limitation of 4.99% of the Company’s then-outstanding shares of Common Stock (which the holder of the Note may increase, upon not less than 61 days prior notice, to up to 9.99%). Upon an event of default under the Note, the Note accrues interest at a default rate of 15% per annum and becomes payable, at the Note holder’s election, at a mandatory default amount equal to 115% (or, for certain defaults, 125%) of the then-outstanding principal amount, plus accrued and unpaid interest and other amounts due. Assuming conversion of the entire principal amount of the Notes and accrued interest through maturity, the Company may be required to issue up to 2,690,455 shares of its Common Stock upon conversion of the Notes, based on the closing price of the Company's Common Stock for the five days preceeding the date of this filing.

Security and Guarantees
The Company’s obligations under the Note are secured by a first-priority security interest in substantially all of the assets of the Company and its subsidiaries, including intellectual property, pursuant to an Amended and Restated Security Agreement and an Amended and Restated Intellectual Property Security Agreement (each amending and restating the Company’s pre-existing security agreements with Puritan to, among other things, add the Note as a secured obligation), in each case among the Company, its subsidiaries party thereto, and Puritan, as collateral agent. All of the Company’s subsidiaries have unconditionally and irrevocably guaranteed the Company’s obligations under the Note pursuant to a Subsidiary Guarantee and have granted first-priority security interests in substantially all of their respective assets. The Company and the Subsidiary Guarantors also executed and delivered an Affidavit of Confession of Judgment in favor of Puritan, pursuant to which Puritan may, upon an uncured event of default under the Note, cause judgment to be entered against the Company and the Subsidiary Guarantors without further notice or hearing.

Registration Rights; Share Reserve
The Company has agreed to use commercially reasonable efforts to file with the Commission, and to cause to become and remain effective, a registration statement registering for resale the shares of Common Stock issuable upon conversion of the Note. The Company has also agreed to reserve, out of its authorized but unissued shares of Common Stock, a number of shares equal to not less than four times the maximum number of shares issuable upon conversion of the Note.

The foregoing descriptions of the Purchase Agreement, the Note, the Security Agreement, the Intellectual Property Security Agreement, and the Subsidiary Guarantee do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth under Item 1.01 above regarding the Note is incorporated herein by reference. The issuance of the Note by the Company constitutes the creation of a direct financial obligation of the Company in the original principal amount of $416,667.

Item 3.02  Unregistered Sales of Equity Securities.
The disclosure set forth under Item 1.01 above is incorporated herein by reference. The Note, and the shares of Common Stock issuable upon conversion thereof, were and will be offered and sold by the Company to Puritan without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, based in part on the representations of Puritan in the Purchase Agreement, including that Puritan is an “accredited investor” as defined in Rule 501(a) of Regulation D. No general solicitation or general advertising was used in connection with the offer or sale of the Note.

Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit	Description
10.1	Securities Purchase Agreement, dated as of August 31, 2026, by and between Longevity Health Holdings, Inc. and Puritan Partners LLC.
10.2	10% Senior Secured Convertible Note due February 29, 2028, issued by Longevity Health Holdings, Inc. to Puritan Partners LLC.
10.3	Amended and Restated Security Agreement, dated as of August 31, 2026, among Longevity Health Holdings, Inc., the subsidiaries party thereto, and Puritan Partners LLC, as Collateral Agent.
10.4
Amended and Restated Intellectual Property Security Agreement, dated as of August 31, 2026, among Longevity Health Holdings, Inc., the subsidiaries party thereto, and Puritan Partners LLC, as Collateral Agent.

10.5	Subsidiary Guarantee, dated as of August 31, 2026, made by Elevai Skincare, Inc., Carmell Regen Med Corporation, and Carmell Cosmetics Corporation in favor of Puritan Partners LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the staff of the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 4, 2026	By:	/s/ Bryan J. Cassaday
Bryan J. Cassaday Chief Financial Officer